Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-259790 and 333-270994 on Form S-3 and Registration Statement No. 333-260879 on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of Offerpad Solutions Inc. and the effectiveness of Offerpad Solutions Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona
February 27, 2024